Press Release #201602	FOR IMMEDIATE RELEASE	February 2, 2016

Enertopia Engages Dr. Trina Read

VANCOUVER, BC – Enertopia Corporation (ENRT-OTCBB) (TOP-CSE) (the "Company" or "Enertopia") is pleased to announce it has engaged Dr. Trina Read, a media expert and best selling author who will be assisting on further branding and marketing of V-LoveTM through various avenues of media and outreach.

Dr. Trina Read is a sexual health and relationship expert who is passionate about women's sexual self-esteem. Her experience includes: a best-selling author, award winning international speaker, CBC radio columnist, magazine and newspaper writer, blogger, media and social media veteran, spokesperson, and founder of VivaXO.com. She is a happily married, proud hockey-mom of two (rambunctious!) boys, avid juicer and obsessive cook.

“V-Love is a gorgeous, all natural lubricant that works perfectly with a woman's body. I'm extremely pleased to partner with a company whose mission and mandate is all about women's sexual empowerment and self-esteem. Together, we want to give women the tools to confidently take charge and own her sexual fulfillment. ” said Dr. Trina Read, Sexologist.

The Company believes that education and awareness is paramount for everyone in understanding ones needs. “We are very excited to have Dr. Trina Read to be a part of our journey. I believe in everyone being their own personal advocate for better health.” Stated President/CEO Robert McAllister.

About Enertopia

The Company’s mission is to empower people with a better way of living through healthy lifestyle choices in helping you live your life your way. Our core values of honesty, integrity, and commitment help to define our corporate practices and demonstrate our dedication in helping individuals whether they are encountering health issues based on age, diet or have suffered a traumatic physical, mental or an emotional event.

Enertopia’s shares are quoted in Canada with symbol TOP and in the United States with symbol ENRT. For additional information, please visit www.enertopia.com or call.

Robert McAllister: (250) 765-6412

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, potential and financing of its sexual creams and other items, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as "anticipate," "if," "believe," "plan," "estimate," "expect," "intend," "may," "could," "should," "will," and other similar expressions that are forward-looking statements. Such forward-looking statements are estimates reflecting the Company's best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements., foreign exchange and other financial markets; changes of the interest rates on borrowings; hedging activities; changes in commodity prices; changes in the investments and development expenditure levels; litigation; legislation; environmental, judicial, regulatory, political and competitive developments in areas in which Enertopia Corporation operates. The User should refer to the risk disclosures set out in the periodic reports and other disclosure documents filed by Enertopia Corporation from time to time with regulatory authorities. There is no assurance that Dr. Trina Reid’s outreach or the V-LoveTM sexual gel will have any meaningful impact on the Company or the Company will be able to obtain future financings.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release